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                                                                     Exhibit 5.1
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                              [Raytheon Company]

                              September 30, 1999



Raytheon Company
141 Spring Street
Lexington, MA  02421


Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Raytheon Company, a Delaware Corporation (the "Company"), and am rendering this opinion in connection with a registration statement on Form S-3 (the "Registration Statement") of the Company being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to $3,000,000,000 aggregate initial offering price of the following securities of the Company (the "Registered Securities"):
(i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and collectively with the Senior Debt Securities, the "Debt Securities"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vi) shares of Class B common stock, $0.01 par value per share (the "Class B Common Stock"), and (vii) warrants to purchase shares of Class B Common Stock (the "Class B Warrants", and collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"), for issuance from time to time pursuant to Rule 415 under the Securities Act.

     As Senior Vice President, General Counsel and Secretary of the Company, I have examined and am familiar with the Restated Certificate of Incorporation of the Company, as amended to date. I am also familiar with the corporate proceedings taken by the Board of Directors of the Company to authorize the filing of the Registration Statement and the issuance of the Registered Securities.

     In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, I am of the opinion that:
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     1.  The Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against payment therefor or upon the exercise of Debt Warrants, and (in the case of Debt Securities acquired upon the exercise of Debt Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued and will constitute binding obligations of the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     2. The shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against payment therefor, or upon exercise of Preferred Stock Warrants, and (in the case of Preferred Stock acquired on the exercise of Preferred Stock Warrants) when the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

     3. The shares of Class B Common Stock registered under the Registration Statement, when duly authorized and issued for consideration having a value not less than the par value thereof, or upon the exercise of Class B Warrants, and when (in the case of Class B Common Stock issued upon the exercise of Class B Warrants) the Company shall have received any additional consideration which is payable upon such exercise, will be validly issued, fully paid and nonassessable.

     4. The Warrants registered under the Registration Statement, when duly executed and delivered against payment therefor, pursuant to a warrant agreement or agreements duly authorized, executed and delivered by the Company and a warrant agent, will be legally issued, and will be legal and binding obligations of the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                           Very truly yours,

                           /s/ Thomas D. Hyde

                           Thomas D. Hyde
                           Senior Vice President, General Counsel
                             and Secretary